Exhibit 99.1

Horizon Bancorp, Inc. Announces Thomas M. Prame to be Appointed Chief Executive Officer Effective June 1, 2023

MICHIGAN CITY, Ind., January 18, 2023 – (GLOBE NEWSWIRE) Horizon Bancorp, Inc. (“Horizon”) (NASDAQ GS: HBNC) and Horizon Bank announced that Thomas M. Prame will be appointed the Chief Executive Officer of both organizations effective June 1, 2023.  Craig M. Dwight, will retain the title of Chief Executive Officer until June 1st and retire as an employee from Horizon and Horizon Bank effective July 3, 2023. Mr. Dwight will remain the Chairman of the Board of both organizations.  Prame will continue in his role as President of both organizations.

Mr. Dwight has served Horizon as its Chief Executive Officer since 2001 and Chairman since 2013.  Prior to that, he was the President and Chief Administrative Officer of Horizon and the Chief Executive Officer and Chair of Horizon Bank commencing in 1998. Mr. Dwight has also served on the Board of Directors of Horizon and Horizon Bank since 1998 and will continue to serve as Chairman of both organizations.

Since Mr. Prame joined Horizon in August 2022, he has established himself as a forward-thinking leader and has been immersed in furthering the Company's strategic direction and operational success. His leadership experience at larger metropolitan banks in implementing strategic plans and significantly increasing operational efficiency and sales productivity has already played a key role in advancing Horizon’s operating model.  Prame is also deeply engaged in the expansion of Horizon’s technology-enabled business model and growth of the lending platforms that are focused on creating long-lasting customer relationships.

 “The Board is extremely grateful for the dedication and leadership Craig has provided Horizon over the last several decades,” said Michele M. Magnuson, Horizon’s Lead Director. “During his tenure as Chairman and CEO of Horizon and Horizon Bank, the Company grew from approximately $400 million in total assets to $7.7 billion. Craig successfully guided Horizon through remarkable growth, as well as periods of economic turmoil, including the great recession and the COVID-19 pandemic. Craig’s leadership extends beyond the success of Horizon, and he has also made significant tangible impacts through his involvement in the state and local communities that Horizon calls home.  Craig has also positively impacted many external organizations in our markets, and he has been the key driver of Horizon’s people first culture focused on exceptional service and sensible advice.  We sincerely thank him for his substantial contributions to the Company and look forward to his continued service on our Board of Directors and as our Chairman.”

Ms. Magnuson further stated, “The Board has been extremely impressed with Thomas Prame who has quickly and seamlessly integrated with Horizon’s leadership and has shown an unwavering focus on our customers, advisors, local communities, shareholders and other stakeholders. We believe his strategic leadership experience and deep understanding of our local markets will ensure Horizon’s continued success in expanding our client base in Indiana, Michigan, and throughout the Midwest.”

Craig M. Dwight, Chairman and CEO added, “I congratulate Thomas on his appointment and look forward to continuing to work closely with him during the transition. Since he joined Horizon last August, he has played a significant role in advancing many of the operational and strategic initiatives at Horizon. It has been an honor and a privilege for me to lead Horizon and Horizon Bank over these past twenty-five years and to be associated with such an outstanding team. I am very grateful for the opportunity to have led this organization and all the support that I have received throughout my tenure.  It has been an amazing journey and I am very proud of the significant growth and success that our team has achieved over the years.  Given Horizon’s current diverse and exceptional talent, I am excited about the future of the Company and the incredible energy from our team that will continue to propel the Company to the next level of performance and growth.”

Thomas M. Prame added, “I am extremely grateful and humbled to be selected to lead this amazing organization, to advance and enhance the Company’s strategies and to continue the significant growth trajectory while providing banking solutions for the people and businesses in the communities we serve. I thank Craig for his remarkable leadership and mentorship during my time thus far at Horizon, and I look forward to working closely with him during the transition period.”

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC), with $7.7 billion in assets, is the bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:	Thomas Prame, President
Phone:	(219) 873-2640

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; continuing risks and uncertainties relating to the COVID–19 pandemic and government responses thereto; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.